UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

SCHEDULE 14A INFORMATION

___________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Longeveron Inc.
(Name of Registrant as Specified In Its Charter)

__________________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on February 21, 2024

Dear Stockholders of Longeveron Inc.:

We are pleased to invite you to attend our Special Meeting of Stockholders to be held virtually on February 21, 2024 at 1:00 p.m. Eastern Time (the “Special Meeting”). At the Special Meeting, we will ask you to consider the following proposals:

1.      To approve an amendment to our certificate of incorporation (the “Charter”) to effect a reverse stock split of our outstanding shares of Class A common stock, par value $0.001 per share (the “Class A Common Stock”) and Class B common stock, par value $0.001 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”), at a ratio, ranging from one-for-five (1:5) to one-for-fifteen (1:15), with the exact ratio to be set within that range at the discretion of our Board of Directors without further approval or authorization of our stockholders (the “Reverse Stock Split Proposal”); and

2.      To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Reverse Stock Split Proposal (the “Adjournment Proposal”).

The Special Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to listen to the Special Meeting, submit your questions, and vote during the live webcast of the meeting by visiting www.colonialstock.com/LGVN2024 shortly prior to the scheduled start of the meeting and entering the 16-digit control number found on the proxy card or voting instruction form.

The Reverse Stock Split Proposal was approved by our Board of Directors (the “Board”), at a ratio to be determined by the Board at a later date in its discretion, and requires the affirmative vote of the majority of the votes of Common Stock outstanding and entitled to vote on the proposal, to be approved.

Pursuant to the Company’s Bylaws, as amended (the “Bylaws”), the Board has fixed the close of business on January 26, 2024 as the Record Date for determining the stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournments thereof. Only the stockholders of record of our Common Stock are entitled to receive notice of, and to vote at, the Special Meeting or any adjournments thereof.

Your vote is important. Whether or not you plan to participate in the meeting, we would like for your shares to be represented. Please vote as soon as possible via the Internet, telephone, or mail.

Sincerely,
/s/ Wa’el Hashad
Wa’el Hashad,
Chief Executive Officer

Whether or not you expect to participate in the Special Meeting, please vote via the Internet, by telephone, or complete, date, sign and promptly return the accompanying proxy card or voting instruction card in the enclosed postage-paid envelope so that your shares may be represented at the Special Meeting. If you attend the Special Meeting online and vote your shares at that time, your proxy will not be used.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be Held on February 21, 2024: Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), with respect to the Special Meeting, we have elected to utilize the “full set delivery” option of providing paper copies of all of our proxy materials by mail. The Notice of Special Meeting of Stockholders and Proxy Statement are also available at www.colonialstock.com/LGVN2024.

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS
To Be Held On February 21, 2024

i

LONGEVERON INC.
PROXY STATEMENT
FOR SPECIAL MEETING OF STOCKHOLDERS
To Be Held at 1:00 p.m. Eastern Time on
February 21, 2024

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors (the “Board” or “Board of Directors”) for use at the special meeting of stockholders of Longeveron Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof (the “Special Meeting”). The Special Meeting will be held virtually on February 21, 2024 at 1:00 p.m. Eastern Time.

References in this Proxy Statement to “we,” “us,” “our,” the “Company” or “Longeveron” refer to Longeveron Inc. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our Class A Common Stock, par value $0.001 per share and our Class B Common Stock, par value $0.001 per share (collectively, our “Common Stock”).

This proxy statement contains important information for you to consider when deciding how to vote on the matters for which we are soliciting proxies. Please read it carefully.

The Special Meeting can be accessed via the Internet at www.colonialstock.com/LGVN2024 where you will be able to listen to the meeting live, submit questions, and vote online. You are entitled to participate in the Special Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Special Meeting. No physical meeting will be held.

This Proxy Statement is being made available to you because you own shares of our Common Stock as of the Record Date, which entitles you to vote at the Special Meeting. By use of a proxy, you can vote whether or not you attend the Special Meeting. This Proxy Statement describes the matters we would like you to vote on and provides information on those matters.

We have opted to provide our materials pursuant to the “full set delivery option” in connection with the Special Meeting. Under the full set delivery option, a company delivers paper copies of all proxy materials to each stockholder. The Notice of Special Meeting, this Proxy Statement and the form of proxy are first being mailed on or about February 5, 2024, to all stockholders entitled to vote at the Special Meeting. In addition to delivering proxy materials to stockholders, we must also post all proxy materials on a publicly accessible website and provide information to stockholders about how to access that website. Accordingly, you should have received our proxy materials by mail. These proxy materials are also available at www.colonialstock.com/LGVN2024.

THE INFORMATION PROVIDED IN THE “QUESTION AND ANSWER” FORMAT
BELOW IS FOR YOUR CONVENIENCE ONLY AND IS MERELY A SUMMARY OF
THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD
READ THIS ENTIRE PROXY STATEMENT CAREFULLY.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR SPECIAL MEETING

What items will be voted on at the Special Meeting?

Stockholders will vote on the following items at the Special Meeting:

•        To approve an amendment to our certificate of incorporation (the “Charter”) in the form attached to the proxy statement as Annex A, to, at the discretion of the Board, effect a reverse stock split of our outstanding shares of Common Stock, at a ratio, ranging from one-for-five (1:5) to one-for-fifteen (1:15), with the exact ratio to be set within that range at the discretion of our Board without further approval or authorization of our stockholders (the “Reverse Stock Split Proposal” or “Proposal 1”); and

•        To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Reverse Stock Split Proposal (the “Adjournment Proposal” or “Proposal 2”).

Other than these proposals, no other proposals will be presented for a vote at the Special Meeting.

Why is the Company electing to effect a reverse stock split?

Our Board has adopted a resolution declaring advisable, and recommending to our stockholders for their approval, an amendment to our Charter (the “Reverse Stock Split Amendment”) authorizing a reverse stock split of the outstanding shares of our Common Stock at a ratio in the range of 1:5 to 1:15, with such ratio to be determined by the Board (the “Reverse Stock Split”), and granting the Board the discretion to file a certificate of amendment to our Charter with the Secretary of State of the State of Delaware effecting the Reverse Stock Split or to abandon the Reverse Stock Split altogether. The primary goal of the Reverse Stock Split is to increase the per share market price of our Class A Common Stock to meet the minimum per share bid price requirements for continued listing on the Nasdaq Capital Market (“Nasdaq”).

The form of the proposed Reverse Stock Split Amendment is attached to this proxy statement as Annex A. The Reverse Stock Split Amendment will effect the Reverse Stock Split by reducing the number of outstanding shares of Common Stock as compared to the number of outstanding shares immediately prior to the effectiveness of the Reverse Stock Split, but will not increase the par value of Common Stock, and will not change the number of authorized shares of our capital stock. Stockholders are urged to carefully read Annex A. If implemented, the number of shares of our Common Stock owned by each of our stockholders will be reduced by the same proportion as the reduction in the total number of shares of our Common Stock outstanding, so that the percentage of our outstanding Common Stock owned by each of our stockholders will remain approximately the same, except to the extent that the Reverse Stock Split could result in some or all of our stockholders receiving one share of Common Stock in lieu of a fractional share.

How does the Board of Directors recommend I vote on these proposals?

The Board recommends a vote:

•        “FOR” the approval of an amendment to our Charter to effect a reverse stock split of our outstanding shares of Class A Common Stock and Class B Common Stock, at a ratio, ranging from one-for-five (1:5) to one-for-fifteen (1:15), with the exact ratio to be set within that range at the discretion of our Board of Directors without further approval or authorization of our stockholders; and

•        “FOR” the approval of a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Reverse Stock Split Proposal.

Why is the Special Meeting a virtual, online meeting?

The Special Meeting will be a virtual meeting of stockholders where stockholders will participate by accessing a website using the Internet. There will not be a physical meeting location. We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at the Special Meeting by enabling stockholders to participate remotely from any location around the world. We have designed the Special Meeting to provide the same rights and opportunities to participate as stockholders have at an in-person meeting, including the right to vote and submit questions through the virtual meeting platform.

How do I virtually attend the Special Meeting?

We will host the Special Meeting live online. The webcast of the Special Meeting will start at 1:00 p.m., Eastern Time, on February 21, 2024. Online access to the webcast will open fifteen (15) minutes prior to the start of the Special Meeting to allow time for you to log-in and test your device’s audio system. To be admitted to the Special Meeting, you will need to log-in at www.colonialstock.com/LGVN2024 using the 16-digit control number on the proxy card or voting instruction form.

If you encounter any difficulties accessing the virtual meeting or during the virtual meeting, please call the technical support team at the telephone number available on www.colonialstock.com/LGVN2024.

Who is entitled to vote at the Special Meeting, and how many votes do they have?

Stockholders of record of our Common Stock at the close of business on January 26, 2024 (the “Record Date”) may vote at the Special Meeting. There were 10,290,472 shares of Class A Common Stock and 14,839,993 shares of Class B Common Stock outstanding on the Record Date. A complete list of registered stockholders entitled to vote at the Special Meeting will be available for inspection at the principal executive offices of the Company during regular business hours for the 10 calendar days prior to the Special Meeting. The list will also be available online during the Special Meeting.

Pursuant to the rights of our stockholders contained in our Charter, each share of our Class A Common Stock is entitled to one vote on all matters listed in this proxy statement and each share of our Class B Common Stock is entitled to five votes on all matters listed in this proxy statement.

What vote is required to approve each proposal and how are votes counted?

Proposal 1, the Reverse Stock Split Proposal:    The approval of the Reverse Stock Split Proposal requires the affirmative vote of the majority of the votes of Common Stock outstanding and entitled to vote on the proposal.

Proposal 2, the Adjournment Proposal:    The approval of the Adjournment Proposal requires the affirmative vote of the majority of the votes cast by the holders of our Common Stock present in person (via live webcast) or represented by proxy at the Special Meeting and entitled to vote on the proposal.

Effect of Abstentions & Broker Non-Votes

Abstentions

Under Delaware law, an “abstain” vote is counted as present for the purposes of determining whether a quorum exists but is not considered a vote cast either for or against a proposal. As such, abstentions are considered to have the practical effect of a vote against the Reverse Stock Split Proposal and will not have any effect on the outcome of the Adjournment Proposal.

Broker Non-Votes

A broker “non-vote” is counted as present for the purposes of determining whether a quorum exists. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. A bank, broker or other nominee holding the shares of Common Stock in “street name” for a beneficial owner has discretion (but is not required) to vote the beneficial owner’s share of Common Stock with respect to “routine” matters if the beneficial owner does not provide voting instructions. The broker or other nominee, however, is not permitted to vote the beneficial owner’s share of Common Stock with respect to “non-routine” matters without voting instructions. A “broker non-vote” occurs when the broker or other nominee does not vote on a particular proposal because that broker or other nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

We believe that the Reverse Split Proposal will be considered a non-routine matter under applicable rules, while the Adjournment Proposal will be considered routine. Accordingly, a bank, broker or other nominee that does not receive instructions from the beneficial owner will be entitled to vote such owner’s shares in its discretion solely on the Adjournment Proposal and will not have discretionary authority to vote on the Reverse Stock Split proposal. Broker non-votes will be considered to have the practical effect of a vote against the Reverse Stock Split proposal and not have any effect on the Adjournment Proposal.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with our transfer agent, Colonial Stock Transfer Company, Inc. (“Colonial”), then you are a stockholder of record, and you can vote your shares at the Special Meeting by one of the methods described below in the section entitled “How Do I Vote and When is the Deadline for Voting? — Stockholder of Record”.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank, a.k.a. “Street Name”

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and you may vote your shares at the Special Meeting by one of the methods described below in the section entitled “How Do I Vote and When is the Deadline for Voting? — Hold Shares in Street Name”.

How Will I Receive Proxy Materials?

On or about February 5, 2024, we will mail proxy materials to holders of record of our Common Stock as of the close of business on the Record Date.

How many shares must be represented to have a quorum and hold the Special Meeting?

Our Bylaws provide that the presence in person or by proxy of the holders of a majority in voting power of the issued and outstanding shares of stock entitled to vote at the meeting, will constitute a quorum for the transaction of business at the Special Meeting. As of the Record Date there were 10,290,472 shares of Class A Common Stock outstanding, each with one vote per share, and 14,839,993 shares of Class B Common Stock outstanding, each with five votes per share. As such, the presence in person or by proxy, of holders of at least 42,245,219 votes will constitute a quorum at the meeting.

How Do I Vote and When is the Deadline for Voting?

Whether you plan to attend the Special Meeting or not, we urge you to submit your proxy to vote. Submitting a proxy to vote your shares will not affect your right to attend the Special Meeting.

Stockholder of Record

If your shares are registered directly in your name, you may vote or submit your proxy to vote:

•        By mail.    Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board. Your proxy card must be received on or before February 20, 2024, the day before the Special Meeting, to be counted.

•        In attendance at the Special Meeting.    You may vote during the virtual meeting through www.colonialstock.com/LGVN2024. To be admitted to the Special Meeting and vote your shares, you must provide the control number as described in the proxy card mailed to you.

•        Over the Internet.    You may submit your proxy to vote via the Internet by going to www.colonialstock.com/LGVN2024 and following the on-screen instructions. Please have your proxy card available when you access the webpage. Your proxy to vote must be received prior to 7:00 P.M. Eastern time on February 20, 2024, the day before the Special Meeting, to be counted.

•        By telephone.    You may vote over the telephone by calling toll-free 877-285-8605 in the U.S. and following the recorded instructions. Please have your proxy card available when you call. Your vote must be received prior to 7:00 P.M. Eastern time on February 20, 2024, the day before the Special Meeting, to be counted.

Hold Shares in “Street Name”

If you hold shares in “street name,” the organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. The stockholder of record will provide you with instructions on how to direct your bank, broker, financial intermediary, or other nominee on how to vote your shares. Internet and telephone instructions will be offered to stockholders owning shares through most banks, brokers, financial intermediaries, or other nominees. Additionally, if you would like to vote at the Special Meeting via live webcast, you must contact the bank, broker, financial intermediary or other nominee who holds your shares and you may need to follow additional instructions provided by them in order to vote your shares during the Special Meeting.

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time prior to the taking of the vote at the Special Meeting.

If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to Longeveron’s General Counsel at Longeveron Inc., 1951 NW 7th Ave., Suite 520, Miami, FL 33136 prior to your shares being voted, or (3) attending the Special Meeting and voting via the Internet. Attendance at the Special Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote electronically at the Special Meeting. For shares you hold beneficially in “street name,” you generally may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending and voting electronically at the Special Meeting.

Will choosing not to vote my shares have the same effect as casting a vote against the Reverse Stock Split Proposal or any Adjournment Proposal?

No. If you prefer that the Reverse Stock Split Proposal or any Adjournment Proposal not be approved, you should cast your vote against the proposal. Approval of the Reverse Stock Split Proposal requires the affirmative vote of a majority of the votes of Common Stock outstanding and entitled to vote on the proposal, assuming a quorum is present. The approval of the Adjournment Proposal requires the affirmative vote of the majority of the votes cast by the holders of our Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal. Abstentions are considered to have the practical effect of a vote against the Reverse Stock Split Proposal and will not have any effect on the outcome of the Adjournment Proposal.

How Can I Find Out the Results of the Voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Special Meeting.

Who pays the cost for soliciting proxies?

We are making this solicitation and will pay the entire cost of preparing and distributing our proxy materials and of soliciting votes. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, fax, e-mails, or otherwise. We have not engaged any other third party to assist with the solicitation of proxies.

Attending the Special Meeting

The Special Meeting will be held on February 21, 2024 at 1:00 p.m. Eastern Time via live webcast. We adopted a virtual format for our Special Meeting to make participation more convenient, safe and accessible for our stockholders regardless of their location.

You are entitled to participate in the Special Meeting if you were a stockholder as of the close of business on our Record Date or hold a valid proxy for the meeting. To be admitted to the Special Meeting’s live webcast, you must enter your control number.

PROPOSAL ONE

APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT

Background and Proposed Amendment

Our Charter currently authorizes the Company to issue a total of One Hundred Five Million (105,000,000) shares, consisting of (a) Eighty Four Million Two Hundred Ninety Five Thousand (84,295,000) shares of Class A Common Stock, $0.001 par value per share (“Class A Common Stock”), (b) Fifteen Million Seven Hundred Five Thousand (15,705,000) shares of Class B Common Stock, $0.001 par value per share (“Class B Common Stock” and together with the Class A Common Stock the “Common Stock”), and (c) Five Million (5,000,000) shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).

On January 23, 2024, subject to stockholder approval, the Board approved an amendment to our Charter to, at the discretion of the Board, effect the Reverse Stock Split of the Common Stock at a ratio of 1:5 to 1:15, with the exact ratio within such range to be determined by the Board of the Company at its discretion. The primary goal of the Reverse Stock Split is to increase the per share market price of our Class A Common Stock to meet the minimum per share bid price requirements for continued listing on Nasdaq. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Reverse Stock Split is not intended to modify the rights of existing stockholders in any material respect.

If the Reverse Stock Split Proposal is approved by our stockholders and the Reverse Stock Split is effected, up to every 15 shares of our outstanding Class A Common Stock would be combined and reclassified into one share of Class A Common Stock and up to every 15 shares of our outstanding Class B Common Stock would be combined and reclassified into one share of Class B Common Stock, with the treatment of the Class A Common Stock and Class B Common Stock being identical. The actual timing for implementation of the Reverse Stock Split would be determined by the Board based upon its evaluation as to when such action would be most advantageous to the Company and our stockholders. Notwithstanding approval of the Reverse Stock Split Proposal by our stockholders, the Board will have the sole authority to elect whether or not and when to amend our Charter to effect the Reverse Stock Split. If the Reverse Stock Split Proposal is approved by our stockholders, the Board will make a determination as to whether effecting the Reverse Stock Split is in the best interests of the Company and our stockholders in light of, among other things, the Company’s ability to increase the trading price of our Class A Common Stock to meet the minimum stock price standards of Nasdaq without effecting the Reverse Stock Split, the per share price of the Class A Common Stock immediately prior to the Reverse Stock Split and the expected stability of the per share price of the Class A Common Stock following the Reverse Stock Split. If the Board determines that it is in the best interests of the Company and its stockholders to effect the Reverse Stock Split, it will convene to determine the ratio of the Reverse Stock Split. For additional information concerning the factors the Board will consider in deciding whether to effect the Reverse Stock Split, see “— Determination of the Reverse Stock Split Ratio” and “— Board Discretion to Effect the Reverse Stock Split.”

The text of the proposed amendment to the Company’s Charter to effect the Reverse Stock Split is included as Annex A to this proxy statement. If the Reverse Stock Split Proposal is approved by the Company’s stockholders, the Company will have the authority to file the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware, which will become effective upon its filing; provided, however, that the Reverse Stock Split Amendment is subject to revision to include such changes as may be required by the Office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable. The Board has determined that the amendment is advisable and in the best interests of the Company and its stockholders and has submitted the amendment for consideration by our stockholders at the Special Meeting.

Reasons for the Reverse Stock Split Amendment

We are submitting this proposal to our stockholders for approval in order to increase the trading price of our Class A Common Stock to meet the minimum per share bid price requirement for continued listing on Nasdaq. We believe increasing the trading price of our Class A Common Stock may also assist in our capital-raising efforts by making our Class A Common Stock more attractive to a broader range of investors. Accordingly, we believe that the Reverse Stock Split is in our stockholders’ best interests.

We believe that the Reverse Stock Split, if necessary, is our best option to meet the criteria to satisfy the minimum per share bid price requirement for continued listing on Nasdaq. Nasdaq requires, among other criteria, that the Company maintain of a continued price of at least $1.00 per share. On the Record Date, the last reported sale price of our Class A Common Stock on Nasdaq was $0.80 per share.

On the date of the mailing of this proxy statement, our Class A Common Stock was listed on Nasdaq under the symbol “LGVN.” Our Class B Common Stock is not listed. The continued listing requirements of Nasdaq, among other things, require that our Class A Common Stock must maintain a closing bid price in excess of $1.00 per share. We have in the past, and may in the future, be unable to comply with certain of the listing standards that we are required to meet to maintain the listing of our Class A Common Stock on Nasdaq.

In addition, as noted above, we believe that the Reverse Stock Split and the resulting increase in the per share price of our Class A Common Stock could encourage increased investor interest in our Class A Common Stock and promote greater liquidity for our stockholders. A greater price per share of our Class A Common Stock could allow a broader range of institutions to invest in our Class A Common Stock (namely, funds that are prohibited or discouraged from buying stocks with a price below a certain threshold), potentially increasing marketability, trading volume and liquidity of our Class A Common Stock. Many institutional investors view stocks trading at low prices as unduly speculative in nature and, as a result, avoid investing in such stocks. We believe that the Reverse Stock Split will provide flexibility to make our Class A Common Stock a more attractive investment for these institutional investors, which we believe will enhance the liquidity for the holders of our Class A Common Stock and may facilitate future sales of our Class A Common Stock. The Reverse Stock Split could also increase interest in our Class A Common Stock for analysts and brokers who may otherwise have policies that discourage or prohibit them in following or recommending companies with low stock prices. Additionally, because brokers’ commissions on transactions in low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Class A Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

Risks Associated with the Reverse Stock Split

The Reverse Stock Split May Not Increase the Price of our Class A Common Stock over the Long-Term.    As noted above, the principal purpose of the Reverse Stock Split is to increase the trading price of our Class A Common Stock to meet the minimum stock price standards of Nasdaq. However, the effect of the Reverse Stock Split on the market price of our Class A Common Stock cannot be predicted with any certainty, and we cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding shares of Class A Common Stock will proportionally increase the market price of our Class A Common Stock, we cannot assure you that the Reverse Stock Split will increase the market price of our Class A Common Stock by a multiple of the Reverse Stock Split ratio, or result in any permanent or sustained increase in the market price of our Class A Common Stock. The market price of our Class A Common Stock may be affected by other factors which may be unrelated to the number of shares outstanding, including the Company’s business and financial performance, general market conditions, and prospects for future success.

The Reverse Stock Split May Decrease the Liquidity of our Class A Common Stock.    The Board believes that the Reverse Stock Split may result in an increase in the market price of our Class A Common Stock, which could lead to increased interest in our Class A Common Stock and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding shares of Common Stock, which may lead to reduced trading and a smaller number of market makers for our Class A Common Stock, particularly if the price per share of our Class A Common Stock does not increase as a result of the Reverse Stock Split.

The Reverse Stock Split May Result in Some Stockholders Owning “Odd Lots” That May Be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell.    If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of Class A Common Stock. A purchase or sale of less than 100 shares of Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of Class A Common Stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their Class A Common Stock.

The Reverse Stock Split May Lead to a Decrease in our Overall Market Capitalization.    The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our Class A Common Stock does not increase in proportion to the Reverse Stock Split ratio, or following such increase does not maintain or exceed such price, then the value of our Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of Common Stock outstanding following the Reverse Stock Split.

Potential Consequences if the Reverse Stock Split Proposal is Not Approved

If the Reverse Stock Split Proposal is not approved by our stockholders, our Board will not have the authority to effect the Reverse Stock Split Amendment to, among other things, facilitate the continued listing of our Class A Common Stock on Nasdaq by increasing the per share trading price of our Class A Common Stock to help ensure a share price high enough to satisfy the $1.00 per share minimum bid price requirement. Any inability of our Board to effect the Reverse Stock Split could expose us to delisting from Nasdaq.

Treatment of Fractional Shares in the Reverse Stock Split

The Company will not issue fractional certificates for post-reverse stock split shares in connection with the Reverse Stock Split. In lieu of issuing fractional shares, stockholders of record who otherwise would be entitled to receive fractional shares will be entitled to rounding up of the fractional share to the nearest whole number.

Determination of the Reverse Stock Split Ratio

The Board believes that stockholder approval of a range of potential Reverse Stock Split ratios is in the best interests of our Company and stockholders because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split ratio to be selected by our Board will not be less than 1:5 nor more than 1:15.

The selection of the specific Reverse Stock Split ratio will be based on several factors, including, among other things:

•        our ability to maintain the listing of our Class A Common Stock on Nasdaq;

•        the per share price of our Class A Common Stock immediately prior to the Reverse Stock Split;

•        the expected stability of the per share price of our Class A Common Stock following the Reverse Stock Split;

•        the likelihood that the Reverse Stock Split will result in increased marketability and liquidity of our Class A Common Stock;

•        prevailing market conditions;

•        general economic conditions in our industry; and

•        our market capitalization before, and anticipated market capitalization after, the Reverse Stock Split.

We believe that granting our Board the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If the Board chooses to implement the Reverse Stock Split, the Company will make a public announcement regarding the determination of the Reverse Stock Split ratio.

Board Discretion to Effect the Reverse Stock Split

If the Reverse Stock Split Proposal is approved by our stockholders, the Board will have the discretion to implement the Reverse Stock Split or to not effect the Reverse Stock Split at all. The Board currently intends to effect the Reverse Stock Split. If the trading price of our Class A Common Stock increases without effecting the Reverse Stock Split, the Reverse Stock Split may not be necessary. Following the Reverse Stock Split, if implemented, there can be no assurance that the market price of our Class A Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split or that the market price of the post-split Class A Common Stock can be maintained above $1.00. There also can be no assurance that our Class A Common Stock will not be delisted from Nasdaq for other reasons.

If our stockholders approve the Reverse Stock Split Proposal at the Special Meeting, the Reverse Stock Split will be effected, if at all, only upon a determination by the Board that the Reverse Stock Split is in the best interests of the Company and its stockholders at that time. No further action on the part of the stockholders will be required to either effect or abandon the Reverse Stock Split. If our Board does not implement the Reverse Stock Split prior to December 31, 2024, the authority granted in this proposal to implement the Reverse Stock Split will terminate automatically, and the Reverse Stock Split Amendment will be abandoned.

The market price of our Class A Common Stock is dependent upon our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our Class A Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Furthermore, the reduced number of shares that will be outstanding after the Reverse Stock Split could significantly reduce the trading volume and otherwise adversely affect the liquidity of our Class A Common Stock.

We have not proposed the Reverse Stock Split in response to any effort of which we are aware to accumulate our shares of Common Stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to our Board or our stockholders. Notwithstanding the decrease in the number of outstanding shares of Common Stock following the Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Effectiveness of the Reverse Stock Split

The Reverse Stock Split, if approved by our stockholders, will become effective upon the filing with the Secretary of State of the State of Delaware of a certificate of amendment to our Charter in substantially the form of the Reverse Stock Split Amendment attached to this proxy statement as Annex A. The exact timing of the filing of the Reverse Stock Split Amendment will be determined by the Board based upon its evaluation of when such action will be most advantageous to the Company and our stockholders. The Board reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing such Reverse Stock Split Amendment, the Board, in its sole discretion, determines that it is no longer in the best interests of the Company and our stockholders. The Board currently intends to effect the Reverse Stock Split. If our Board does not implement the Reverse Stock Split prior to December 31, 2024, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Reverse Stock Split Amendment to effect the Reverse Stock Split will be abandoned.

Effects of the Reverse Stock Split on Issued and Outstanding Common Stock

If the Reverse Stock Split is effected, it will reduce the total number of issued and outstanding shares of Common Stock, including any shares held by the Company as treasury shares, by a Reverse Stock Split ratio of 1:5 to 1:15. Accordingly, each of our stockholders will own fewer shares of Common Stock as a result of the Reverse Stock Split. However, the Reverse Stock Split will affect all stockholders, i.e. both holders of Class A Common Stock and Class B Common Stock, uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split would result in an adjustment to a stockholder’s ownership of Common Stock due to the effect of rounding up fractional shares in the Reverse Stock Split, as described in more detail herein. Therefore, voting rights and other rights and preferences of the holders of Class A Common Stock and Class B Common Stock will not be affected by the Reverse Stock Split (except for the effect of rounding up fractional shares). Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable, and the par value per share of both Class A common stock and Class B Common Stock will remain $0.001.

As of the Record Date, approximately 10,290,472 shares of our Class A Common Stock and 14,839,993 shares of our Class B Common Stock were outstanding, and no shares of our Preferred Stock were outstanding. For purposes of illustration, if the Reverse Stock Split is effected at a ratio of 1:15, the number of issued and outstanding shares of Class A Common Stock after the Reverse Stock Split would be approximately 686,000 shares and the number of issued and outstanding shares of Class B Common Stock after the Reverse Stock Split would be approximately 989,000 shares.

Effects of the Reverse Stock Split on Outstanding Equity Awards and Warrants to Purchase Common Stock

If the Reverse Stock Split is effected, the terms of all outstanding warrants currently exercisable for shares of Class A Common Stock, and all equity awards granted under the 2017 Longeveron LLC Incentive Plan (the “2017 Plan”) and Longeveron Inc. 2021 Incentive Award Plan (the “2021 Plan”, and together with the 2017 Plan, the “Equity Plans”), including the per share exercise price of options and the number of shares issuable under such options, will be proportionally adjusted to maintain their economic value, subject to adjustments for any fractional shares as described herein. In addition, the total number of shares of Common Stock that may be the subject of future grants under the Equity Plans, as well as any plan limits on the size of such grants will be adjusted and proportionately decreased as a result of the Reverse Stock Split.

Effects of the Reverse Stock Split on Voting Rights

Proportionate voting rights and other rights of the holders of Common Stock would not be affected by the Reverse Stock Split (except for the effect of rounding up fractional shares). For example, a holder of 1% of the voting power of the outstanding Common Stock immediately prior to the effective time of the Reverse Stock Split would continue to hold 1% of the voting power of the outstanding Common Stock after the Reverse Stock Split (except for the effect of rounding up fractional shares).

Effects of the Reverse Stock Split on Regulatory Matters

We are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect our obligation to publicly file financial and other information with the SEC.

Effects of the Reverse Stock Split on Authorized Share Capital

The total number of shares of capital stock that we are authorized to issue will not be affected by the Reverse Stock Split and will remain at 105,000,000 shares, consisting of 84,295,000 shares of Class A Common Stock, 15,705,000 shares of Class B Common Stock and 5,000,000 shares of Preferred Stock.

Effects of the Reverse Stock Split on the Number of Shares of Common Stock Available for Future Issuance

By reducing the number of shares outstanding without reducing the number of shares of available but unissued Common Stock, the Reverse Stock Split will increase the number of authorized but unissued shares. The Board believes the increase is appropriate for use to fund the future operations of the Company. Although the Company does not have any pending acquisitions for which shares are expected to be used, the Company may also use authorized shares in connection with the financing of future acquisitions.

Although the Reverse Stock Split would not have any dilutive effect on our stockholders, the Reverse Stock Split without a reduction in the number of shares authorized for issuance would reduce the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance, giving the Board an effective increase in the authorized shares available for issuance, in its discretion. The Board from time to time may deem it to be in the best interests of the Company to enter into transactions and other ventures that may include the issuance of shares of our Common Stock. If the Board authorizes the issuance of additional shares subsequent to the Reverse Stock Split, the dilution to the ownership interest of our existing stockholders may be greater than would occur had the Reverse Stock Split not been effected.

Mechanics of the Reverse Stock Split

If the Reverse Stock Split is approved and effected, beginning on the effective date of the Reverse Stock Split, each certificate representing pre-split shares will, until surrendered and exchanged as described below, for all corporate purposes, be deemed to represent, respectively, only the number of post-split shares.

Exchange of Stock Certificates

Shortly after the Reverse Stock Split becomes effective, stockholders will be notified and offered the opportunity at their own expense to surrender their current certificates to our stock transfer agent, Colonial, in exchange for the issuance of new certificates reflecting the Reverse Stock Split in accordance with the procedures to be set forth in a letter of transmittal to be sent by our stock transfer agent. In connection with the Reverse Stock Split, the CUSIP number for the Common Stock will change from its current CUSIP number. This new CUSIP number will appear on any new stock certificates issued representing post-split shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNLESS AND UNTIL REQUESTED TO DO SO FOLLOWING THE ANNOUNCEMENT OF THE COMPLETION OF THE REVERSE STOCK SPLIT.

Effect on Registered “Book-Entry” Holders of Common Stock

Holders of Common Stock may hold some or all of their Common Stock electronically in book-entry form or “street name” under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership. They are, however, provided with a statement reflecting the number of shares of Common Stock registered in their accounts. If you hold registered Common Stock in book-entry form, you do not need to take any action to receive your post-split shares, if applicable.

Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal or dissenter’s rights with respect to the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Regulatory Approvals

The Reverse Stock Split will not be consummated, if at all, until after approval of our stockholders is obtained. We are not obligated to obtain any governmental approvals or comply with any state or federal regulations in order to effect the Reverse Stock Split other than the filing of the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware.

Accounting Treatment of the Reverse Stock Split

If the Reverse Stock Split is effected, the par value per share of both our Class A Common Stock and Class B Common Stock will remain unchanged at $0.001. Accordingly, on the effective date of the Reverse Stock Split, the stated capital on our consolidated balance sheets attributable to our Class A Common Stock and Class B Common Stock will be reduced in proportion to the size of the Reverse Stock Split ratio, and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged. Per share net income or loss will be increased because there will be fewer shares of Common Stock outstanding. Any Common Stock held in treasury will be reduced in proportion to the Reverse Stock Split ratio. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of certain material U.S. federal income tax considerations of the Reverse Stock Split applicable to U.S. holders (as defined below). This discussion does not purport to be a complete analysis of all potential tax consequences that may be relevant to a U.S. holder. The effects of U.S. federal tax laws other than U.S. federal income tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. holder. We have not sought and do not intend to seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a position contrary to that discussed below regarding the tax consequences of the Reverse Stock Split.

This discussion is limited to U.S. holders that hold Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a U.S. holder’s particular circumstances, including the impact of the alternative minimum tax, the rules related to “qualified small business stock” within the meaning of Section 1202 of the Code or the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. holders subject to special rules, including, without limitation:

•        U.S. expatriates and former citizens or long-term residents of the United States;

•        U.S. holders whose functional currency is not the U.S. dollar;

•        Persons holding Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•        banks, insurance companies, and other financial institutions;

•        real estate investment trusts or regulated investment companies;

•        brokers, dealers or traders in securities;

•        corporations that accumulate earnings to avoid U.S. federal income tax;

•        S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•        tax-exempt organizations or governmental organizations;

•        persons deemed to sell Common Stock under the constructive sale provisions of the Code;

•        persons who hold or received Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation; and tax-qualified retirement plans.

If an entity treated as a partnership for U.S. federal income tax purposes holds Common Stock, the tax treatment of a partner in the partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. holder of Common Stock generally should not recognize gain or loss upon the Reverse Stock Split. A U.S. holder’s aggregate tax basis in the shares of Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of the Common Stock surrendered, and such U.S. holder’s holding period in the shares Common Stock received should include the holding period in the shares of Common Stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of Common Stock surrendered to the shares of Common Stock received in a recapitalization pursuant to the Reverse Stock Split. U.S. holders of shares of Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

As noted above, we will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares will be automatically entitled to receive an additional fraction of a share of common stock to round up to the next whole post-split share. The U.S. federal income tax treatment of the receipt of such a fractional share in a Reverse Stock Split is not clear. It is possible that the receipt of such an additional fraction of a share of Common Stock may be treated as a distribution taxable as a dividend or as an amount received in exchange for Common Stock. We intend to treat the issuance of such an additional fraction of a share of Common Stock in the Reverse Stock Split as a non-recognition event, but there can be no assurance that the Internal Revenue Service or a court would not successfully assert otherwise.

Vote Required

Pursuant to the Delaware General Corporation Law and our organizational documents, approval of the Reverse Stock Split Proposal requires the affirmative vote of a majority of the votes outstanding and entitled to vote on the proposal. Abstentions and broker non-votes have the same effect as a vote against this proposal.

Our Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT.

PROPOSAL TWO

TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE REVERSE STOCK SPLIT PROPOSAL

Background of and Rationale for the Adjournment Proposal

The Board believes that, if the number of affirmative votes received from the holders of outstanding shares of our Common Stock entitled to vote on the Reverse Stock Split are insufficient to approve the Reverse Stock Split Proposal, it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional affirmative votes to approve the Reverse Stock Split Proposal.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Special Meeting or any adjournment thereof. If our stockholders approve this proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Reverse Stock Split Proposal.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that a majority of the voting power of the outstanding shares of our Common Stock entitled to vote on the Reverse Stock Split Proposal have voted against the Reverse Stock Split Proposal, we could adjourn the Special Meeting without a vote on the Reverse Stock Split Proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the Reverse Stock Split Proposal.

If it is necessary or appropriate (as determined in good faith by the Board) to adjourn the Special Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Vote Required

The approval of the Adjournment Proposal requires the affirmative vote of the majority of the votes cast by the holders of our Common Stock present in person (via live webcast) or represented by proxy at the Special Meeting and entitled to vote on the proposal. Abstentions and broker non-votes will not have any effect on the outcome of this proposal.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE REVERSE STOCK SPLIT PROPOSAL.

OTHER MATTERS

As of the time of preparation of this proxy statement, neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Special Meeting and this proxy statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment. In addition, our bylaws permit the presiding officer at the Special Meeting to adjourn the meeting in his or her sole discretion.

HOUSEHOLDING

Some banks, brokers, financial intermediaries and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the Annual Report on Form 10-K and Proxy Statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Longeveron Inc., 1951 NW 7th Avenue, Suite 520, Miami, FL 33136, Attention: Corporate Secretary, telephone: (305) 909-0840. If you want to receive separate copies of the proxy statement or Annual Report on Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

STOCKHOLDER PROPOSALS

Proposals from stockholders intended to be presented at the Company’s 2024 annual meeting of stockholders should be addressed to Longeveron Inc., Attention: Corporate Secretary, 1951 NW 7th Avenue, Suite 520, Miami, FL 33136. We must receive the proposals by no earlier than 120 days and no later than 90 days prior to the first anniversary of the date on which the proxy statement was first made available to our stockholders in connection with the 2023 Annual Meeting, or no earlier than February 2, 2024 and no later than March 3, 2024. If we change the date of the next Annual Meeting by more than 30 days from the anniversary of the 2023 Annual Meeting of stockholders, stockholder proposals must be received a reasonable time before we begin to print and mail the proxy materials for the next Annual Meeting and not later than 10 days following the announcement or public disclosure of such meeting date in order to be considered for inclusion in the proxy materials. Any stockholder who intends to solicit proxies in support of a director nominee other than the Company’s nominees must also comply with Rule 14a-19 under the Exchange Act. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Our Bylaws, which have been filed with the SEC, describe the requirements for submitting proposals at the 2024 annual meeting. The notice must be given in the manner and must include the information and representations required by our Bylaws. The chairperson of the meeting shall, in his or her discretion and if the facts warrant such determination, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the Bylaws or under the Exchange Act, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Upon receipt of any such proposal, we shall determine whether or not to include any such proposal in the proxy statement and proxy for the 2024 Annual Meeting in accordance with applicable law. It is suggested that stockholders forward such proposals by Certified Mail — Return Receipt Requested. Any nominations for director positions will be accepted in accordance with the procedures described in the Company’s proxy statement for its 2023 Annual Meeting of stockholders under the heading “Deadlines for Receipt of Stockholder Proposals”.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The number of shares of the Company’s Common Stock outstanding at the close of business on the Record Date was 10,290,472 shares of Common Stock and 14,839,993 shares of Class B Common Stock. The following table sets forth the beneficial ownership of the Company’s Common Stock, as of the Record Date, by each Company director and executive officer, and by all directors and executive officers as a group. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our Common Stock subject to vesting, options and warrants currently exercisable or exercisable within 60 days after the Record Date are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. To the knowledge of the directors and executive officers of the Company, as of the Record Date, other than the individuals listed below, there are no persons and/or companies who or which beneficially own, directly or indirectly, shares representing more than 5% of the voting rights attached to all outstanding shares of the Company, other than as set forth below. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Longeveron Inc., 1951 NW 7th Ave, Suite 520, Miami, FL 33136, and none of the shares listed are pledged.

Name of Affiliate	Class A Common Stock Shares	%	Class B Common Stock Shares	%	% of Total Voting Power(1)	% of Total Common Stock Beneficially Owned
Greater than 5% Holder:
Donald M. Soffer	158,514	1.54%	6,535,223	40.04%	38.86%	26.64%
Lee Cohen Hare	—	—	2,984,828	20.11%	17.66%

Executive Officers and Directors
Joshua M. Hare, M.D.(2)	375,265	3.65%	4,628,074	31.19%	45.50%	19.91%
Rock Soffer	293,007	2.85%	410,094	2.76%	2.77%	2.80%
Neil E. Hare(3)	60,658	*	—	—	*	*
Cathy Ross(4)	11,250	*	—	—	*	*
Ursula Ungaro(4)	6,250	*	—	—	*	*
Douglas Losordo(4)	6,250	*	—	—	*	*
Khoso Baluch	12,500	*	—	—	*	*
Jeffrey Pfeffer	12,500	*	—	—	*	*
Wa’el Hashad(5)	92,443	*	—	—	*	*
Lisa Locklear	16,824	*	—	—	*	*
Paul Lehr(6)	178,117	1.73%	—	—	*	*
Nataliya Agafonova	13,286	*	—	—	*	*
All Executive Officers and Directors as a Group (12 individuals)(7):	1,078,350	10.48%	5,038,168	33.95%	49.44%	24.34%

____________

*        Less than 1%.

(1)      Percentage of total voting power represents voting power with respect to all shares of our common stock and Class B Common Stock, as a single class. The holders of our Class B Common Stock are entitled to five (5) votes per share, and holders of our common stock are entitled to one (1) vote per share. See the section titled “Description of Capital Stock — common stock — Voting Rights” for additional information about the voting rights of our common stock and Class B Common Stock.

(2)      Amount includes 38,750 stock options that are or may become exercisable within 60 days following the Record Date. Amount also includes 53,314 shares held by an affiliated entity. Dr. Hare disclaims beneficial ownership except to the extent of his pecuniary interest. Pursuant to a Voting Agreement and Proxy entered into between Dr. Hare and Lee Cohen Hare, Dr. Hare’s former spouse holds 2,984,828 shares of Class B Common Stock, which are included in the number of shares owned by Dr. Hare for purposes of this table, as he retains voting but not dispositive power with respect to such shares, for so long as such shares remain owned by his former spouse.

(3)      Amount includes 894 shares of Class A Common Stock owned by Global Vision Communications, LLC, where Mr. Hare is the managing member. Mr. Hare disclaims beneficial ownership except to the extent of his pecuniary interest.

(4)      Amount includes 1,250 stock options that are or may become exercisable within 60 days following the Record Date.

(5)      Amount includes 50,000 stock options that may vest within 60 days following Record Date.

(6)      Amount includes 53,922 stock options that are or may become exercisable within 60 days following Record Date.

(7)      Amount includes an aggregate of 150,172 stock options that are or may become exercisable within 60 days following Record Date.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual and quarterly reports and other reports and information with the SEC. The SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov. We will provide without charge to you, upon written or oral request, a copy of the reports and other information filed with the SEC. Any requests for copies of information, reports or other filings with the SEC should be directed to Longeveron Inc., 1951 NW 7th Ave, Suite 520, Miami, FL 33136, Attention: Corporate Secretary. In order to receive timely delivery of the documents in advance of the Special Meeting, you must make your request for information no later than February 16, 2024.

ANNEX A

Form of Reverse Stock Split Amendment

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
LONGEVERON INC.

Longeveron Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

1.      Pursuant to Section 242 of the DGCL, this Certificate of Amendment to the Certificate of Incorporation (this “Certificate of Amendment”) amends the provisions of the Certificate of Incorporation of the Corporation (the “Charter”).

2.      This Certificate of Amendment has been approved and duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Section 242 of the DGCL.

3.      Upon this Certificate of Amendment becoming effective, the Charter is hereby amended as follows:

ARTICLE FOURTH of the Charter is hereby amended by adding the following new paragraph C at the end of such article:

“C.        REVERSE STOCK SPLIT

Effective at 11:59 p.m., Eastern Time, on the day this Certificate of Amendment to the Certificate of Incorporation of the Corporation is filed and declared effective pursuant to the DGCL (the “2024 Split Effective Time”), every              (      ) shares1 of Class A Common Stock issued and outstanding or held by the Corporation as treasury shares as of the 2024 Split Effective Time shall automatically, and without action on the part of the stockholders, be combined, reclassified and changed into one (1) validly issued, fully paid and non-assessable share of Class A Common Stock and every              (      ) shares2 of Class B Common Stock issued and outstanding or held by the Corporation as treasury shares as of the 2024 Split Effective Time shall automatically, and without action on the part of the stockholders, be combined, reclassified and changed into one (1) validly issued, fully paid and non-assessable share of Class B Common Stock, in all instances without effecting a change to the par value per share of common stock, and subject to the treatment of fractional interests as described below (the “2024 Reverse Split”). Notwithstanding the immediately preceding sentence, no fractional shares will be issued in connection with the combination effected by the preceding sentence. The Board of Directors shall make provision for the issuance of that number of fractions of shares of Class A Common Stock or Class B Common Stock such that any fractional share of a holder otherwise resulting from the 2024 Reverse Split shall be rounded up to the next whole number of shares of Class A Common Stock or Class B Common Stock, as applicable. As of the 2024 Split Effective Time and thereafter, a certificate(s) representing shares of Class A Common Stock or Class B Common Stock prior to the 2024 Reverse Split is deemed to represent the number of post-2024 Reverse Split shares into which the pre-2024 Reverse Split shares were reclassified and combined. The 2024 Reverse Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, Class A Common Stock or Class B Common Stock, as applicable, of the Corporation and all references to such Class A Common Stock or Class B Common Stock in agreements, arrangements, documents and plans relating thereto or any option or right to purchase or acquire shares of Class A Common Stock or Class B Common Stock shall be deemed to be references to the Class A Common Stock or Class B Common Stock or options or rights to purchase or acquire shares of Class A Common Stock or Class B Common Stock, as the case may be, after giving effect to the 2024 Reverse Split.”

4.      This Certificate of Amendment shall become effective at 11:59 p.m., Eastern Time, on           , 2024.

* _ * _ * _ *

____________

1        The reverse split ratio, of not less than 5-for-1 and not greater than 15-for-1, to be determined by the Board of Directors pursuant to authority granted by the stockholders.

2        The reverse split ratio, of not less than 5-for-1 and not greater than 15-for-1, to be determined by the Board of Directors pursuant to authority granted by the stockholders.

Annex A-1

IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation has executed this Certificate of Amendment to the Amended and Restated Certificate of Incorporation as of             , 2024.

LONGEVERON INC.
By:
Name:	Wa’el Hashad
Title:	Chief Executive Officer

Annex A-2

Longeveron Inc. 1951 NW 7th Avenue, Suite 520 Miami, Florida 33136 <Shareholder Name> <Shareholder Address1> <Shareholder Address2> <Shareholder Address3> TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Voting Instructions You can vote by Internet, Tele-phone, or Mail You may choose one of the three voting options outlined below, including mailing your proxy VOTE BY INTERNET – www.colonialstock.com/LGVN2024 You can view the Lon-geveron Inc. Proxy Statement and submit your vote online at the website listed above up until 7:00 p.m. ET on February 20, 2024. You will need the control number at the left in order to do so. Follow the instructions on the secure website to complete your vote. VOTE BY PHONE – 877-285-8605 You may vote by phone until 7:00 p.m. ET on February 20, 2024. Please have your notice and proxy card in hand when you call. VOTE BY MAIL If you have not voted via the internet OR telephone, mark, sign and return your proxy ballot in the post-age-paid envelope provided. • Votes by mail must be received by February 20, 2024. THIS PROXY BALLOT IS VALID ONLY WHEN SIGNED AND DATED. THIS PROXY IS SOLICITED ON BEHALF OF THE REG-ISTRANT’S BOARD OF DIRECTORS. The undersigned hereby appoints Wa’el Hashad, Lisa Lock-lear and Paul Lehr, and each or either of them, proxies for the undersigned, with full power of substitution, to vote all shares of Class A common stock, $0.001 par value per share and Class B common stock, $0.001 par value per share (collectively, the “Shares”) of Lon-geveron Inc. (the “Company”) which the undersigned would be entitled to vote at the SPE-CIAL MEETING OF STOCKHOLDERS OF THE COMPANY (THE “MEETING”) TO BE HELD VIRTUALLY ON FEBRUARY 21, 2024, AT 1:00 P.M.., EASTERN TIME, and directs that the Shares represented by this Proxy shall be voted as indicated below: 1. Approval of an amendment to our certificate of incorporation to effect a reverse stock split of our Common Stock at a ratio of 1:5 to 1:15, with the exact ratio within such range to be determined by the Board of Directors of the Company at their dis-cretion. 2. Approval of a proposal to adjourn the Special Meeting to a later date, if nec-essary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Reverse Stock Split Proposal. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment there-of. The Board of Directors recommends a vote FOR Proposals 1 and 2. This Proxy, when properly executed, will be voted in the manner directed herein by the un-dersigned stock-holder. If no direction is given, this Proxy will be voted FOR proposals 1 and 2. Please indicate if you plan to virtually attend this meeting. Yes No Sign exactly as name appears hereon. For joint accounts, all co-owners should sign. Executors, adminis-trators, custodi-ans, trustees, etc. should so indicate when signing. Signature Date Sig-nature (Joint Own-ers) Date